                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2)).

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                       CABOT MICROELECTRONICS CORPORATION
-------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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

CABOT MICROELECTRONICS

                       CABOT MICROELECTRONICS CORPORATION
                             870 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held March 7, 2006

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of Cabot Microelectronics Corporation will be held on Tuesday, March 7, 2006 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 for the following purposes:

     1. To elect three directors, each for a term of three years;

     2. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2006; and

     3. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2005 Annual Report. Only stockholders of record at the close of business on January 17, 2006 are entitled to vote at the meeting or any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in our affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible or vote electronically through the Internet or by telephone. Your proxy can be withdrawn by you at any time before it is voted.

                                        By order of the Board of Directors,
                                        -s-William P. Noglows
                                        William P. Noglows
                                        Chairman of the Board

Aurora, Illinois
January 24, 2006

                                TABLE OF CONTENTS





About the Meeting........................................................     1
       What is the purpose of the annual meeting?........................     1
       What are our voting recommendations?..............................     1
       Who is entitled to vote?..........................................     1
       What constitutes a quorum?........................................     1
       How do I vote?....................................................     1
       Can I vote by telephone or through the Internet?..................     2
       Can I revoke my proxy or change my vote after I return my proxy
          card or after I vote electronically or by telephone?...........     2
       What vote is required to approve each matter that comes before the
          meeting?.......................................................     2
       What happens if additional proposals are presented at the
          meeting?.......................................................     2
       Who will bear the costs of soliciting votes for the meeting?......     2

Stock Ownership..........................................................     3
       Security Ownership of Certain Beneficial Owners and Management....     3
       Section 16(a) Beneficial Ownership Reporting Compliance...........     5

Election of Directors....................................................     5

Ratification of the Selection of Independent Auditors....................     7

Board Structure and Compensation.........................................     7
       Board of Directors and Board Committees...........................     7
       Criteria for Nominating Directors.................................     9
       Compensation of Directors.........................................    10
       Compensation Committee Interlocks And Insider Participation.......    11

Fees of Independent Auditors and Audit Committee Report..................    11
       Fees Billed by Independent Auditors...............................    11
       Report of the Audit Committee.....................................    12

Executive Compensation...................................................    14
       Summary of Cash and Certain Other Compensation....................    14
       Option Grants.....................................................    17
       Option Exercises and Fiscal Year-End Values.......................    18
       Executive Officer Deposit Share Plan..............................    18
       Employment, Termination of Employment, and Change in Control
          Agreements.....................................................    18
       Standard Employee Benefits........................................    20
       CEO Compensation Summary Table....................................    21

Report of the Compensation Committee on Executive Compensation...........    22

Certain Relationships and Related Transactions...........................    26

Performance Graph........................................................    27

2007 Annual Meeting of Stockholders......................................    28

"Householding" of Proxy Materials........................................    28

Voting Through the Internet or by Telephone..............................    28

                       CABOT MICROELECTRONICS CORPORATION

                             870 North Commons Drive
                             Aurora, Illinois 60504


                               -------------------

                                 PROXY STATEMENT


                               -------------------

     The Board of Directors of Cabot Microelectronics Corporation is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, March 7, 2006 at 8:00 a.m. local time, at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to our stockholders on or about January 24, 2006.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three directors and the ratification of the selection of our independent auditors. In addition, our management will report on our performance during the fiscal year ended September 30, 2005 and respond to questions from stockholders.

What are our voting recommendations?

     Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under "ELECTION OF DIRECTORS" and "FOR" the ratification of the selection of our independent auditors.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, January 17, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had approximately 24,324,616 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

How do I vote?

     You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by signing, dating and mailing the enclosed proxy card or if you are a record holder of our common stock (that is, if you hold your stock in your own name in our stock records maintained by our stock transfer agent, Computershare Trust Company, N.A., P.O. Box 43010, Providence, Rhode Island 02940-3010), by telephone or through the Internet. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted "FOR":

- the election of the three nominees for director named below under "ELECTION OF DIRECTORS;" and

- the ratification of the selection of our independent auditors.

Can I vote by telephone or through the Internet?

     If you are a record holder of our common stock, you may vote by telephone or through the Internet by following the instructions included with your proxy card.

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

     Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. (Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.) To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

     Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon, meaning that the three nominees for director with the most votes will be elected. The ratification of the selection of our independent auditors requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

     Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

     Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition to the mailing of these proxy materials, we have hired the firm of D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $7,500. We shall bear all costs of solicitation.

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 17, 2006 (except as indicated below) by:

          - all persons known by us to own beneficially 5% or more of our outstanding common stock;

          - each of our directors;

          - each of the named executive officers in the Summary Compensation Table included in this Proxy Statement; and

          - all of our directors and executive officers as a group.

     Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

                              STOCK OWNERSHIP TABLE


                                                         NUMBER OF SHARES
                                                           BENEFICIALLY         APPROXIMATE
NAME AND ADDRESS                                             OWNED(1)       PERCENT OF CLASS(1)
----------------                                         ----------------   -------------------



CERTAIN BENEFICIAL OWNERS:
1. CAM North America, LLC.............................       2,628,553(2)           10.8%
  399 Park Avenue
  New York, New York 10022
2. Royce & Associates, LLC............................       2,588,200(3)           10.6%
  1414 Ave. of the Americas
  New York, New York 10019
3. Kornitzer Capital Management Inc. .................       1,589,677(4)            6.5%
  5420 W. 61st Place
  Shawnee Mission, Kansas 66295
4. Snyder Capital Management LP.......................       1,377,147(5)            5.7%
  350 California St., Suite 1460
  San Francisco, California 94104-1436
5. Sterling Capital Management LLC....................       1,298,343(6)            5.3%
  4064 Colony Road, Suite 300
  Charlotte, North Carolina 28211
DIRECTORS AND EXECUTIVE OFFICERS:
William P. Noglows....................................         337,100(7)            1.4%
Robert J. Birgeneau...................................          10,000(7)(8)           *
John P. Frazee, Jr. ..................................          50,605(7)              *
H. Laurance Fuller....................................          54,274(7)              *
Edward J. Mooney......................................          11,602(7)(9)           *
Steven V. Wilkinson...................................          50,523(7)              *
Albert Y. C. Yu.......................................          10,000(7)(10)          *
William S. Johnson....................................         111,354(7)              *
Adam F. Weisman.......................................          26,185(7)              *
H. Carol Bernstein....................................         213,579(7)              *
Daniel J. Pike........................................         240,786(7)              *
All directors and executive officers as a group (18          1,486,802(11)           6.1%
  persons)............................................


--------

    *  = less than 1%

   (1) "Beneficial ownership" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 17, 2006 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 24,324,616 shares of our common stock outstanding as of January 17, 2006.

   (2) Of the shares reported as beneficially owned, CAM North America, LLC exercises (a) sole power to vote 0 shares, (b) shared power to vote 2,628,553 shares, (c) sole investment power over 0 shares and (d) shared investment power over 2,628,553 shares. This information is based on information reported in Schedule 13G filed by CAM North America, LLC on January 10, 2006. Based solely on information reported in such Schedule 13G filed by CAM North America, LLC, the shares reported as beneficially owned by CAM North America, LLC are also partially beneficially owned by Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc.

   (3) Of the shares reported as beneficially owned, Royce & Associates, LLC exercises (a) sole power to vote 2,588,200 shares, (b) shared power to vote 0 shares, (c) sole investment power over 2,588,200 shares and (d) shared investment power over 0 shares. The number of shares indicated is based on information reported in Schedule 13G filed by Royce & Associates, LLC on January 11, 2006.

   (4) Of the shares reported as beneficially owned, Kornitzer Capital Management, Inc. exercises (a) sole power to vote 1,589,677 shares, (b) shared power to vote 1,589,677 shares, (c) sole investment power over 1,589,677 shares and (d) shared investment power over 0 shares. The number of shares indicated is based on information reported in the
       Schedule 13F Holdings Report filed by Kornitzer Capital Management, Inc. on November 9, 2005.

   (5) Of the shares reported as beneficially owned, Snyder Capital Management LP exercises (a) sole power to vote 1,223,392 shares, (b) shared power to vote 112,855 shares and (c) no power to vote 0 shares. The total number of shares reported as beneficially owned is 1,377,147. The number of shares indicated is based on information reported in the Schedule 13F filed by Snyder Capital Management on November 14, 2005.

   (6) Of the shares reported as beneficially owned, Sterling Capital Management LLC exercises (a) sole power to vote 1,034,543 shares, (b) shared power to vote 0 shares, and (c) no power to vote 263,800 shares. The number of shares indicated is based on information reported in the Schedule 13F Holdings Report filed by Sterling Capital Management LLC on November 15, 2005.

   (7) Includes shares of our common stock that such person has the right to acquire pursuant to stock options exercisable within 60 days of January 17, 2006, as follows:


                                                           UPON EXERCISE
NAME                                                      SHARES ISSUABLE
----                                                      ---------------



Mr. Noglows..............................................     312,500
Mr. Birgeneau............................................      10,000
Mr. Frazee...............................................      35,000
Mr. Fuller...............................................      42,500
Mr. Mooney...............................................      10,000
Mr. Wilkinson............................................      35,000
Dr. Yu...................................................      10,000
Mr. Johnson..............................................     107,000
Mr. Weisman..............................................      25,000
Ms. Bernstein............................................     212,250
Mr. Pike.................................................     231,500

      Also includes phantom shares of our common stock that such non-employee director has the right to acquire pursuant to the Directors' Deferred Compensation Plan as of January 17, 2006, as follows:


NAME                                                      PHANTOM SHARES
----                                                      --------------



Mr. Birgeneau*...........................................        --

Mr. Frazee...............................................      5,605
Mr. Fuller...............................................      4,774
Mr. Mooney...............................................      1,602
Mr. Wilkinson............................................      6,163
Dr. Yu*..................................................        --


    * Mr. Birgeneau and Dr. Yu do not currently participate in the Directors' Deferred Compensation Plan.

   (8) Mr. Birgeneau was elected as a Class II director at our annual meeting of stockholders in March 2005.

   (9) Mr. Mooney was elected as a Class I director in March 2005 by the board of directors.

  (10) Dr. Yu was elected as a Class III director in March 2005 by the board of directors.

  (11) Includes 1,383,938 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 17, 2006, and 18,144 phantom shares of our common stock that our non-employee directors have the right to acquire pursuant to the Directors' Deferred Compensation Plan as of January 17, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and present executive officers have complied with all Section 16(a) filing requirements for fiscal year 2005.

                              ELECTION OF DIRECTORS

     Our board of directors is currently comprised of seven directors. The board of directors is divided into three classes: Class I, whose terms will expire at the annual meeting of stockholders to be held in 2007; Class II, whose terms will expire at the annual meeting of stockholders to be held in 2008; and Class III, whose terms will expire at the upcoming annual meeting of stockholders. Messrs. Fuller and Mooney are currently in Class I, Messrs. Birgeneau and Wilkinson are currently in Class II, and Messrs. Frazee, Noglows and Yu are currently in Class III.

     On March 7, 2005, the board of directors elected Edward J. Mooney as a director in Class I and Albert Y. C. Yu as a director in Class III effective March 8, 2005.

     Effective March 10, 2005, Juan Enriquez-Cabot resigned from our board of directors. Mr. Enriquez-Cabot resigned because he was elected on March 10, 2005 to the board of directors of Cabot Corporation, a material supplier of key raw materials to our company, and believed that in accordance with the principles of good corporate governance and to maintain the independent status of our non-employee directors, it was appropriate to resign from our board.

     In January 2005, Ronald L. Skates, who had been a Class II director, decided not to stand for re-election when his term expired on March 8, 2005. As a result of Mr. Skates' decision not to stand for re-election to our board of directors, his term expired at last year's annual meeting on March 8, 2005. Mr. Birgeneau was nominated a successor to Mr. Skates and was elected. On December 10, 2004, Mr. King, who had been a Class II director, resigned as a member of our board of directors effective on such date. At that time, our board of directors determined not to nominate a successor to Mr. King.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of our board of directors.

     The board of directors has nominated and urges you to vote "FOR" the election of the three nominees named below for terms of office ending in 2009. Proxies will be so voted unless stockholders specify otherwise in their proxies.

     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

Nominees for election at this meeting for terms expiring in 2009:

     John P. Frazee, Jr., 61, was elected a director of our company in April 2000. Mr. Frazee has been a private investor since 2001. From 1999 until 2001, he served as Chairman and Chief Executive Officer of Vast Solutions, Inc., a provider of wireless data products and services. From 1997 to 2000, he served as Chairman and Chief Executive Officer of Paging Network, Inc. Prior to that he served as President and Chief Operating Officer of Sprint Corporation, and before that as Chairman and Chief Executive Officer of Centel Corporation. Mr. Frazee received his bachelor's degree in political science from Randolph-Macon College.

     William P. Noglows, 47, has served as our Chairman, President and Chief Executive Officer since November 3, 2003. From 1984 through 2003, Mr. Noglows served in various management positions at Cabot Corporation, culminating in serving as an executive vice president and general manager. While at Cabot Corporation, he was one of the primary founders of our company and was responsible for identifying and encouraging the development of the CMP application. Mr. Noglows had previously served as a director of our company from December, 1999 until April 2002. Mr. Noglows received his degree in chemical engineering from the Georgia Institute of Technology.

     Dr. Albert Y. C. Yu, 64, was elected as director of our company in March 2005. He also is a director of Preferred Bank and of PDF Solutions, Inc. Dr. Yu is the Chairman of OneAngstrom LLC, and prior to that he served as a Senior Vice President and member of the corporate Management Committee of Intel Corporation, until his retirement in 2002 following service with Intel for almost thirty years. Dr. Yu received a B.Sc. in electrical engineering from the California Institute of Technology, and a M.Sc. and Ph.D., also in electrical engineering, from Stanford University.

Directors whose terms continue until 2007:

     H. Laurance Fuller, 67, was elected a director of our company in June 2002. He also is a director of Abbott Laboratories and of Motorola, Inc. Mr. Fuller retired from the position of Co-Chairman of BP Amoco, p.l.c., a global petroleum and petrochemicals company, in 2000 after serving as Chairman and Chief Executive Officer of Amoco Corporation since 1991 and President since 1983. Mr. Fuller received his B.S. in chemical engineering from Cornell University.

     Edward Mooney, 64, was elected a director of our company in March 2005. He also serves on the boards of directors of FMC Corporation, FMC Technologies, Inc., and the Northern Trust Company. Mr. Mooney was the Delegue General-North America, Suez Lyonnaise des Eaux from March 2000 until his retirement in March 2001. From 1994 to 2000, he was Chairman and Chief Executive Officer of Nalco Chemical Company, one of the world's largest providers of water and chemical treatment technologies and services. Mr. Mooney received both a B.Sc. in chemical engineering and a J.D. from the University of Texas.

Directors whose term continues until 2008:

     Robert J. Birgeneau, 63, was elected a director of our company in March 2005. He has been the Chancellor of the University of California, Berkeley since September 2004. He also holds a faculty appointment in the department of physics there. From July 2000 until assuming his current position, Mr. Birgeneau served as the President of the University of Toronto. Prior to that, Mr. Birgeneau was the Dean of the School of Science at the Massachusetts Institute of Technology, and previously had been the chair of the physics department of M.I.T. Mr. Birgeneau received his B.Sc. in mathematics from the University of Toronto and his Ph.D. in physics from Yale University.

     Steven V. Wilkinson, 64, was elected a director of our company in April 2000. He is also a director of Entergy Corporation. Mr. Wilkinson has been retired since 1998. Prior to retirement, he worked for Arthur Andersen LLP, where he became a partner in 1974. Mr. Wilkinson received his BA in economics from DePauw University and his MBA from the University of Chicago.

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP audited our financial statements for fiscal year 2005, and has been selected by the audit committee of our board of directors to audit our financial statements for fiscal year 2006. A representative of PricewaterhouseCoopers LLP is expected to attend our annual meeting, where he will have the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our by-laws or otherwise. However, our board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of auditors. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

     For information regarding audit and other fees billed by PricewaterhouseCoopers LLP for services rendered in fiscal year 2005 and fiscal year 2004, see "FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT -- Fees Billed by Independent Auditors," below.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT AUDITORS.

                        BOARD STRUCTURE AND COMPENSATION

BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our board of directors has a standing audit committee, a standing compensation committee and a standing nominating and corporate governance committee to assist the board of directors in the discharge of its responsibilities. Our board of directors has adopted the Cabot Microelectronics Corporation Corporate Governance Guidelines, which are available on our website, www.cabotcmp.com along with other corporate governance materials, such as board of directors committee charters and our Code of Business Conduct. During fiscal year 2005, our board of directors held ten meetings and took action by written consent once. Each of our directors serving at the time attended our annual meeting of stockholders in fiscal year 2004. Each of our directors serving at the time attended our annual meeting of stockholder in fiscal year 2005, except Dr. Yu who had been elected on the day preceding such annual meeting of stockholders effective on such day. Each of our directors attended at least 75% of all the meetings of the board and those committees on which he served during fiscal year 2005. Since fiscal year end, the board of directors has met four times. Shareholders and third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504.

     INDEPENDENT DIRECTORS. The board of directors has determined that six of our seven directors, including Messrs. Birgeneau, Frazee, Fuller, Mooney, Wilkinson and Yu are, "independent" directors as defined in Rule 4200 of the National Association of Securities Dealers' listing standards and as defined in applicable rules by the

Securities and Exchange Commission ("SEC"). Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present. The Chairman of the nominating and corporate governance committee serves as chairman of the meetings of the independent directors in executive session, and performs other responsibilities such as working with the Chairman of the board of directors to plan and set the agenda for meetings of the board of directors. During fiscal year 2005, our independent directors met in executive sessions eight times. Since fiscal year end, our independent directors have met in executive sessions two times. Shareholders and third parties may communicate with our independent directors through the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504.

     AUDIT COMMITTEE. The functions of the audit committee include selecting, appointing, retaining, compensating and overseeing our independent auditors, deciding upon and approving in advance the scope of audit and non-audit assignments and related fees, reviewing accounting principles we use in financial reporting, and reviewing the adequacy of our internal control procedures, including the internal audit function. The members of the audit committee are Messrs. Frazee, Fuller, and Wilkinson (Chairman), each of whom, during fiscal year 2005 and currently:

     - is an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards;

     - meets the criteria for independence as required by applicable rules adopted by the SEC;

     - has not participated in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and

     - is able to read and understand fundamental financial statements.

     Until their resignation from our board in March, 2005 and December, 2004, respectively, Messrs. Enriquez-Cabot and King were also members of the audit committee and also met these criteria. Mr. Fuller joined the Audit Committee in March of 2005.

     Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert. As previously stated, Mr. Wilkinson is an independent director. The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. The audit committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, as well as for the pre-approval of services provided by our independent auditors, both of which are also available on our website, www.cabotcmp.com. The audit committee met eight times during fiscal year 2005 and has met twice since fiscal year end with respect to the audit of our fiscal year 2005 financial statements and related matters. In fulfillment of the audit committee's responsibilities for fiscal year 2005, Mr. Wilkinson, the audit committee Chairman, reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 (as did the other members of the committee and board of directors), and our Quarterly Reports on Form 10-Q before we filed them, and Mr. Wilkinson and other members of the committee also reviewed quarterly earnings announcements and related matters before we released them.

     COMPENSATION COMMITTEE. The functions of the compensation committee include reviewing and approving the compensation and benefits for our employees, evaluating and deciding upon the compensation of our chief executive officer, evaluating and deciding upon the compensation of our other executive officers, which is done following consultation with our chief executive officer, monitoring the administration of our employee benefit plans, authorizing and ratifying stock option grants and other incentive arrangements, and authorizing employment and related agreements. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. The members of the compensation committee are Messrs. Birgeneau, Frazee, Fuller (Chairman), Mooney, and Yu, each of whom was during fiscal year 2005 and is now an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and as defined in applicable rules adopted by the SEC. Until March, 2005, Mr. Wilkinson also was a member of the compensation committee and met these criteria. Until the conclusion of their service as directors in March, 2005 and December, 2004, respectively, Messrs. Skates and King were also members of the compensation committee and met these criteria; Mr. Skates was chairman of the committee until such time. Messrs. Birgeneau, Mooney and Yu joined the compensation committee in March of 2005. The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website, www.cabotcmp.com. The compensation committee reviews and reassesses the adequacy of the compensation committee charter on an annual basis. The compensation committee met four times and took action by written consent two times during fiscal year 2005. The compensation committee has met once and has taken action by written consent once since the fiscal year end with respect to 2005 annual bonuses, salary increases, stock option grants and other matters.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The functions of the nominating and corporate governance committee include reviewing and recommending a slate of nominees for the election of directors, recommending changes in the number, classification and term of directors, reviewing nominations by stockholders with regard to the nomination process, reviewing and recommending compensation and other matters for our directors, and attending to general corporate governance matters. The members of the nominating and corporate governance committee are Messrs. Frazee (Chairman), Fuller and Wilkinson, each of whom was during fiscal year 2005 and is now an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and as defined in applicable rules adopted by the SEC. Until the conclusion of their service as directors in March, 2005, Messrs. Enriquez-Cabot and Skates were members of the nominating and corporate governance committee and also met these criteria. In March, 2005, Mr. Wilkinson joined the nominating and governance committee. The nominating and corporate governance committee operates under a formal charter that addresses the nominations process and such related matters as may be required under the federal securities laws and Nasdaq listing requirements, a current copy of which is available on our website, www.cabotcmp.com. The nominating and corporate governance committee reviews and reassesses the adequacy of the nominating and corporate governance charter on an annual basis. The nominating and corporate governance committee met six times during fiscal year 2005, has taken action by written consent once and has met once since fiscal year end. The nominating and corporate governance committee acted unanimously to recommend the nomination of the Class III director nominees to the board of directors, subject to stockholder approval, as discussed in "ELECTION OF DIRECTORS," above.

CRITERIA FOR NOMINATING DIRECTORS

     The nominating and corporate governance committee considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers suggestions from many sources regarding possible candidates for director and will consider nominees recommended by stockholders. Any such stockholder nominations, together with appropriate biographical information, should be submitted to the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. To be included in the proxy statement, such nomination must be received by the Secretary of our company not later than the 120th day prior to the first anniversary of the date of the preceding year's proxy statement for such nomination.

     In fiscal year 2005, we did not pay a fee to any third party to identify or evaluate potential director nominees; however, our directors play a critical role in guiding our strategic direction and overseeing the management of our company and accordingly, in the future we may pay a fee to a third party to identify or evaluate potential director nominees if the need arises.

     Board candidates are selected based upon various criteria including their character, business experience and acumen. Some of the factors that are considered in evaluating candidates for the board of directors include experience in areas such as technology, manufacturing, marketing, finance, strategy, international business, and academia, as well as geographic and cultural diversity. Board members are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings, and our annual meetings of stockholders.

The nominating and corporate governance committee considers a director's past attendance record, participation and contribution to the board of directors in considering whether to recommend the reelection of such director.

COMPENSATION OF DIRECTORS

     A director who is also our employee receives no additional compensation for his services as a director. On March 7, 2005, our board of directors approved a revised compensation program for our non-employee directors. Adoption of the revised compensation program was the result of a review of our non-employee director compensation policies by the Nominating and Corporate Governance Committee and the Committee's compensation consultant. Effective as of such date and coinciding with the date of our 2005 annual meeting of stockholders on March 8, 2005, non-employee directors are eligible for the following compensation:


DESCRIPTION OF DIRECTOR COMPENSATION                             AMOUNT
------------------------------------                        ---------------



ANNUAL RETAINER FEE, as of the effective date of
  appointment, and subsequently, at the time of our annual
  meeting (previously $20,000)............................. $        35,000
COMMITTEE AND BOARD MEETING FEES, for attendance at each
  meeting of the board and committee of the board
  (previously $1,000)...................................... $         1,500
COMMITTEE CHAIR ANNUAL RETAINER FEES:
  Audit Committee Chairperson (no change).................. $        20,000
  Compensation Committee Chairperson (new)................. $        10,000
  Nominating and Corporate Governance Chairperson (new).... $        10,000
ANNUAL NON-QUALIFIED STOCK OPTION GRANT, which vests over a
  four year period, at the effective date of appointment,
  and subsequently, at the time of our annual meeting (no
  change)..................................................  10,000 options
INITIAL NON-QUALIFIED STOCK OPTION GRANT, which vests over
  a three year period, at the effective date of appointment
  to the board (no change).................................  15,000 options


     Non-employee directors continue to be eligible to choose to receive compensation either in cash, in fully vested restricted stock under our Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan ("2000 Equity Incentive Plan"), or as deferred compensation under our Directors' Deferred Compensation Plan, as described below. Non-employee directors continue to receive their respective annual retainer fees, committee chair annual retainer fees and annual non-qualified stock option grants at the time of our annual meeting, or upon the effective date of a director's original election to the Board of Directors, if other than the annual meeting date. Non-employee directors also are eligible for reimbursement of travel and other out-of-pocket costs incurred in attending meetings.

     Under our Directors' Cash Compensation Umbrella Program, which only applies to non-employee directors and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on December 10, 2003, each non-employee director may choose to receive his compensation either in cash, in fully vested restricted stock under our 2000 Equity Incentive Plan (as of the date the fees are earned, the fees would be converted into the equivalent number of fully vested restricted shares, which would be beneficially owned and reported on Form 4 filings), or as deferred compensation under our Directors' Deferred Compensation Plan, which is filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2003. At present, each of our non-employee directors, other than Dr. Yu and Mr. Birgeneau, has elected to defer his compensation to future periods under the Directors' Deferred Compensation Plan, which became effective in March 2001. Under the plan, as amended in June 2003, deferred amounts are payable only in the form of our common shares. A participating director is required to elect a date on which deferred compensation will begin to be distributed, which date generally must be at least two years after the end of the year deferrals are made and no later than the date of termination. As of the date the compensation is earned, the fees are converted into the right to acquire the equivalent number of shares of common stock at the end of the deferral period. These rights to acquire shares under the Directors' Deferred Compensation Plan are reported as beneficially owned on Form 4 filings for each participating director. As of January 17, 2006, an aggregate of approximately $705,000 of directors' compensation was deferred under the plan. The American Jobs Creation Act, a law containing provisions affecting deferred compensation plans, was enacted in 2004 with an effective date of January, 2005. We believe we are currently operating in compliance with the new law and plan to amend the Directors' Deferred Compensation Plan to the extent necessary to comply with such law pursuant to, and according to the time frame established by, relevant United States Department of the Treasury guidance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the current or former members of the compensation committee are or have been our employees.

             FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

FEES BILLED BY INDEPENDENT AUDITORS

     During fiscal years 2004 and 2005, the audit committee pre-approved 100% of all audit and non-audit services provided by our independent auditors. For such pre-approval of services, the audit committee follows its policy for the pre-approval of services provided by our independent auditors, a current copy of which is attached to this proxy statement as Appendix B and also is available on our web-site, www.cabotcmp.com. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended September 30, 2005, and September 30, 2004, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.


                                              FISCAL YEAR ENDED      FISCAL YEAR ENDED
FEES                                        SEPTEMBER 30, 2005($)  SEPTEMBER 30, 2004($)
----                                        ---------------------  ---------------------



Audit Fees(1)(5)...........................       1,289,895               614,359
Audit-Related Fees(2)......................          59,789                54,304
Tax Fees(3)................................         293,107               266,609
All Other Fees(4)..........................           2,750                 1,500
  Total(5).................................       1,645,541               936,772


--------

  (1) Audit Fees include fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002, which first was required for our company for fiscal year 2005) and review of financial statements included in our Form 10-Q and for services that normally would be provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In addition to including fees for services necessary to perform an audit or review in accordance with GAAS, this category also may include services that generally only PricewaterhouseCoopers LLP reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

  (2) Audit-Related Fees include assurance and related services (e.g., due diligence services) traditionally performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and not reported under the "Audit Fee" heading, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

  (3) Tax Fees include all services performed by professional staff in PricewaterhouseCoopers LLP's and its foreign affiliates' tax divisions except those services related to the audit, and include fees for tax compliance, tax planning, and tax advice. Tax compliance generally involves preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities. For fiscal year 2005, $91,525 out of the total $293,107 for Tax Fees was for tax compliance services.

  (4) All Other Fees include fees related to financial information systems implementation and design services. Our independent auditors did not render any such services to us in fiscal year 2005 or any prior year. The above numbers for All Other Fees for 2005 and 2004 are for access to on-line accounting research software.

  (5) Our proxy statement for fiscal year 2004 inadvertently incorrectly reported the Audit Fees for fiscal year 2004 as $585,696. The above number reflects the corrected Audit Fees amount for fiscal year 2004 of $614,359, which increases the total fees for fiscal year 2004 to $936,772. The additional $28,663 reflects certain fees incurred for services rendered by PricewaterhouseCoopers LLP in connection with work performed in one of our foreign offices for certain statutory audits and consents related to regulatory filings.

REPORT OF THE AUDIT COMMITTEE

     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

     The audit committee of the board of directors is responsible for providing independent, objective oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, and the independence and selection, appointment, retention, compensation and oversight of the performance of our independent auditors. The audit committee is composed of independent directors and operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert.

     Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

     In this context, the audit committee reviewed and discussed the audited financial statements for fiscal year 2005 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which include, among other things:

     - methods used to account for any significant and unusual transactions;

     - the effect of any significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating any particularly sensitive accounting estimates and the basis for the independent auditors' conclusions regarding the reasonableness of those estimates; and

     - any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the issue of the independent auditors' independence from the company and management. In addition, in accordance with the Securities and Exchange Commission's auditor independence requirements, the audit committee has considered whether the independent auditors' provision of non-audit services to the company is compatible with maintaining the independence of the independent auditors and has concluded that it is.

     Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

     Respectfully submitted by the audit committee,

                               John P. Frazee, Jr.
                              H. Laurance Fuller(1)
                          Steven V. Wilkinson, Chairman

(1) Member effective March 2005.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain compensation information for our Chief Executive Officer and our four other executive officers who were the most highly compensated for the fiscal year ended September 30, 2005 (together, the "named executive officers"). All of the information in this table reflects compensation earned by the named executive officers for services rendered to us.

                           SUMMARY COMPENSATION TABLE


---------------------------------------------------------------------------------------------------------------------
                                                     Annual                          Long-Term
                                                  Compensation                  Compensation Awards
                                      -----------------------------------------------------------------

                                                                 OTHER
                                                                ANNUAL                       SECURITIES    ALL OTHER
           NAME AND           FISCAL                            COMPEN-    RESTRICTED STOCK  UNDERLYING     COMPEN-
      PRINCIPAL POSITION       YEAR   SALARY($)  BONUS($)    SATION($)(5)   AWARD(S)($)(6)   OPTIONS(#)  SATION($)(9)
---------------------------------------------------------------------------------------------------------------------



William P. Noglows(1)          2005    487,500    275,000        18,501         49,974         250,000(8)   47,616
  President and                2004    412,500    425,000       318,765            --          250,000(7)   27,314
  Chief Executive Officer      2003        --         --            --             --              --          --

---------------------------------------------------------------------------------------------------------------------
William S. Johnson(2)          2005    307,500    100,000           250         12,493          68,000(8)   31,416
  Vice President and           2004    300,000    200,000           400          9,994          50,000      27,111
  Chief Financial Officer      2003    150,000    103,000(4)        --             --           40,000      15,184

---------------------------------------------------------------------------------------------------------------------
Adam F. Weisman(3)             2005    273,750    100,000           --             --           50,000(8)   25,808
  Vice President,              2004     94,091    100,000(4)        --             --           50,000      12,253
  Operations                   2003        --         --            --             --              --          --

---------------------------------------------------------------------------------------------------------------------
H. Carol Bernstein             2005    270,000     90,000         8,400          3,470          63,000(8)   30,887
  Vice President, Secretary    2004    237,500    185,000         8,350          4,973          60,000      24,863
  and General Counsel          2003    227,500    140,000         8,350            --           47,500      24,279

---------------------------------------------------------------------------------------------------------------------
Daniel J. Pike                 2005    267,500     90,000           300            --           54,000(8)   27,069
  Vice President of            2004    257,625    130,000           350            --           60,000      26,653
  Corporate Development        2003    247,875    150,000           350            --           54,000      23,832

---------------------------------------------------------------------------------------------------------------------




--------------

  (1) Mr. Noglows joined us as our President and Chief Executive Officer effective November 3, 2003. Mr. Noglows had previously served as one of our outside directors from the time of our initial public offering in April 2000 through April 2002, after first having been appointed a director in December 1999.

  (2) Mr. Johnson joined us as our Vice President and Chief Financial Officer on April 1, 2003.

  (3) Mr. Weisman joined us as our Vice President, Operations on May 26, 2004.

  (4) These figures include a sign-on bonus paid to (i) Mr. Johnson in fiscal year 2003 ($25,000); and (ii) Mr. Weisman in fiscal year 2004 ($40,000).

  (5) These figures reflect (i) airline club membership fees for fiscal year 2003 in the amount of $350 for each of Ms. Bernstein and Mr. Pike, for fiscal year 2004 in the amount of $300 for Mr. Noglows, $400 for Mr. Johnson and $350 for each Ms. Bernstein and Mr. Pike, and for fiscal year 2005 in the amount of $250 for each Mr. Noglows and Mr. Johnson, $300 for Mr. Pike, and $400 for Ms. Bernstein; (ii) transportation allowances in the amount of $8,000 paid annually to Ms. Bernstein for fiscal years 2003, 2004 and 2005; (iii) reimbursement of relocation expenses in accordance with our standard relocation reimbursement policy in the amount of $272,276, and an additional $34,150 of tax assistance for taxes assessed on the amount of such relocation expense, as per the terms of Mr. Noglows' employment agreement attributable to fiscal year 2004; (iv) attorneys' fees in the amount of $2,564 paid on behalf of Mr. Noglows in fiscal year 2004 in connection with the negotiation of his employment agreement, as provided in such agreement; (v) business eating club membership for Mr. Noglows, including an initiation fee of $8,500 in fiscal year 2004 and membership fees for fiscal years 2004 and 2005 in the amounts of $975 and $4,130, respectively; (vi) payment of $4,635 for an amount of FICA taxes that we inadvertently overwithheld from Mr. Noglows in fiscal year 2004 (calendar year 2003), and of interest of $321 assessed by the IRS; and (vii) the payment of financial planning fees in the amount of $9,165 on behalf of Mr. Noglows in fiscal year 2005, as per the terms of his employment agreement.

  (6) These amounts correspond to matching grants of "award shares" of restricted stock made pursuant to our Executive Officer Deposit Share Plan, which is described in more detail below. Under this plan, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit ("deposit shares"), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant ("award shares"). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse.

      "Restricted Stock Award(s)" includes award shares but does not include deposit shares as these amounts were purchased by the participant after-tax from amounts that were already disclosed in the "Bonus" column. Specifically included in "Restricted Stock Award(s)" are:

      (i) 1,296 award shares granted to Mr. Noglows on December 22, 2004 worth $49,974 (based upon the closing price of our common stock as of December 22, 2004 of $38.56 per share), that are scheduled to vest December 22, 2007;

      (ii) 324 award shares granted to Mr. Johnson on December 22, 2004 worth $12,493 (based upon the closing price of our common stock as of December 22, 2004 of $38.56 per share), that are scheduled to vest December 22, 2007 and 205 award shares granted to Mr. Johnson on December 26, 2003 worth $9,994 (based upon the closing price of our common stock as of December 26, 2003 of $48.75 per share), that are scheduled to vest December 26, 2006; and

      (iii) 90 award shares granted to Ms. Bernstein on December 22, 2004 worth $3,470 (based upon the closing price of our common stock as of December 22, 2004 of $38.56 per share, that are scheduled to vest December 22, 2007 and 102 award shares granted to Ms. Bernstein on December 26, 2003 worth $4,973 (based upon the closing price of our common stock as of December 26, 2003 of $48.75 per share), that are scheduled to vest December 26, 2006.

      The aggregate restricted stock holdings for the named executive officers still subject to restrictions as of the end of fiscal 2005 consisted of 2,017 shares worth $59,259 (based upon the closing price of our common stock as of September 30, 2005 of $29.38). The outstanding restricted stock awards are eligible to receive dividends.

      These amounts do not include award share grants made pursuant to our Executive Officer Deposit Share Plan to certain of our named executive officers after the end of fiscal year 2005. On December 21, 2005, Mr. Noglows, Mr. Johnson, and Mr. Pike participated in the Deposit Share Plan receiving 427, 427, and 170 respective award shares on deposit under the plan. The restrictions on these award shares will lapse on December 21, 2008 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

  (7) These amounts include options to acquire 250,000 shares granted to Mr. Noglows on November 3, 2003 as part of his employment agreement to join our company. These options were granted with an exercise price of $55.37, vesting in equal increments upon each anniversary over four years, a term of ten years and an expiration of November 3, 2013. As described in greater detail below, to address certain new accounting rules, on September 27, 2004, the compensation committee accelerated the vesting to September 1, 2005 of all options granted previously to all employees, including executive officers and directors, with an option price of less than $34.65, which action accelerated the vesting to September 1, 2005 of 187,500 options of this grant to Mr. Noglows.

  (8) These amounts do not include options granted to our named executive officers after the end of fiscal year 2005. On December 9, 2005, we granted options to our named executive officers that have an exercise price of $30.51, vest in equal increments upon each anniversary over four years and expire December 9, 2015, in the amounts set forth in the table below:


                                                                  SECURITIES
                                                                  UNDERLYING
                                                                    OPTIONS
NAME                                                                  (#)
----                                                              ----------



Mr. Noglows......................................................   125,000
Mr. Johnson......................................................    60,000
Mr. Weisman......................................................    60,000
Ms. Bernstein....................................................    58,000
Mr. Pike.........................................................    55,000



  (9) The information in the column headed "All Other Compensation" includes contributions (both "matching" and "safe-harbor") made by us to our tax-qualified savings plan (the "401(k) Plan") and accruals under our non-qualified supplemental savings plan (the "Supplemental Plan") according to the standard terms of each of these plans as apply to all of our employees. For the 401(k) Plan, this means that we contribute the equivalent of 4% of each employee's eligible compensation (up to the I.R.S. eligible compensation limit) to the plan on the employee's behalf, regardless of whether the employee makes a contribution to the plan ("'safe-harbor' contribution"). In addition, we make a matching contribution on the employee's behalf of 100% of the first 4%, and 50% of the next 2%, that the employee contributes to the 401(k) Plan ("matching contribution"). With respect to the Supplemental Plan, which applies to all employees at such time as they reach the I.R.S. eligible compensation limit, employees are presently not able to make contributions to the plan, but we continue to make the "safe harbor" contribution of the equivalent of 4% of each employee's eligible compensation (over the I.R.S. eligible compensation limit) to the Supplemental Plan on the employee's behalf. For fiscal year 2005, contributions as such to the 401(k) Plan and the Supplemental Plan on behalf of the named executive officers were made in the following amounts:


NAME                                                  401(K) PLAN  SUPPLEMENTAL PLAN
----                                                  -----------  -----------------



Mr. Noglows..........................................   $18,900         $28,100
Mr. Johnson..........................................   $18,900         $11,900
Mr. Weisman..........................................   $22,985         $ 2,264
Ms. Bernstein........................................   $21,150         $ 9,203
Mr. Pike.............................................   $19,125         $ 7,400


     In fiscal year 2005, we provided each of our named executive officers with basic life insurance and accidental death and dismemberment insurance coverage that was provided on the same basis to all of our employees. There is no cash surrender value associated with this insurance coverage. The value paid for this coverage attributable to each named executive officer (Mr. Noglows, $616; Mr. Johnson, $616; Mr. Weisman, $559; Ms. Bernstein, $534; Mr. Pike, $544) is also reflected in the column headed "All Other Compensation" for fiscal year 2005.

OPTION GRANTS

     The following table sets forth the number of shares of our common stock underlying the options granted to the named executive officers during the fiscal year ended September 30, 2005.

                        OPTION GRANTS IN LAST FISCAL YEAR


                             NUMBER            PERCENT OF
                            OF SHARES        TOTAL OPTIONS   EXERCISE
                           UNDERLYING          GRANTED TO     PRICE                 GRANT DATE
                             OPTIONS          EMPLOYEES IN     PER     EXPIRATION     PRESENT
NAME                         GRANTED          FISCAL YEAR   SHARE ($)     DATE     VALUE ($)(1)
----                       ----------        -------------  ---------  ----------  ------------



William P. Noglows           250,000(2)(3)        21.2%       $37.78   12/10/2014    5,698,075
William S. Johnson            68,000(2)(3)         5.8%       $37.78   12/10/2014    1,549,876
Adam F. Weisman               50,000(2)(3)         4.2%       $37.78   12/10/2014    1,139,615
H. Carol Bernstein            63,000(2)(3)         5.3%       $37.78   12/10/2014    1,435,915
Daniel J. Pike                54,000(2)(3)         4.6%       $37.78   12/10/2014    1,230,784


--------------

  (1) These values were estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 70%; risk free rate of return: 3.5%; annualized dividend yield: 0.0%; and expected time until exercise: 5.0 years.

  (2) These options were granted with a term of ten years, an expiration of December 10, 2014 and vesting in equal amounts annually over a four-year period, with the first quarter having vested on December 10, 2005.

  (3) This table does not include options granted to our named executive officers after the end of fiscal year 2005. For fiscal year 2006, on December 9, 2005, we granted 125,000 options to Mr. Noglows, 60,000 options to each of Mr. Johnson and Mr. Weisman, 58,000 options to Ms. Bernstein, and 55,000 options to Mr. Pike. These options have an exercise price of $30.51, vest in equal increments upon each anniversary over four years, and have a term of ten years, expiring December 9, 2015.

     To address certain issues arising pursuant to a new rule (at the time proposed) by the Financial Accounting Standards Board and as permitted by the 2000 Equity Incentive Plan, on September 27, 2004, the company with the approval of the compensation committee, accelerated to September 1, 2005 the vesting of those stock options granted to all employees, officers and directors under the 2000 Equity Incentive Plan prior to September 27, 2004 that have an option price equal to or greater than the fair market value of our shares on September 27, 2004 ($34.65), through amendment made and effective as of September 27, 2004 to the grant agreements for such stock options. Approximately 1.3 million options with varying remaining vesting schedules of fewer than three years as of September 1, 2005 were subject to the acceleration provision and became exercisable as of such date as a result, including for the named executive officers as set forth below:


                                                            NUMBER OF ACCELERATED
NAME                                                             OPTIONS (#)
----                                                        ---------------------



Mr. Noglows................................................        187,500
Mr. Johnson................................................         37,500
Mr. Weisman................................................             --
Ms. Bernstein..............................................         79,250
Mr. Pike...................................................         84,500

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to option exercises in the last fiscal year, the number of unexercised stock options held by the named executive officers on September 30, 2005, and the value of the unexercised in-the-money stock options on that date.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


 ----------------------------------------------------------------------------------------------------------

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                               OPTIONS             IN-THE-MONEY OPTIONS AT
                                                       AT FISCAL YEAR END (#)      FISCAL YEAR-END ($) (1)
                      SHARES ACQUIRED                 -----------------------------------------------------
                            UPON           VALUE
NAME                   EXERCISES (#)   REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
 ----------------------------------------------------------------------------------------------------------




William P. Noglows            --              --       250,000       250,000         --            --

 ----------------------------------------------------------------------------------------------------------
William S. Johnson            --              --        90,000        68,000         --            --

 ----------------------------------------------------------------------------------------------------------
Adam F. Weisman               --              --        12,500        87,500         --            --

 ----------------------------------------------------------------------------------------------------------
H. Carol Bernstein            --              --       196,500        63,000         --            --

 ----------------------------------------------------------------------------------------------------------
Daniel J. Pike             12,000         245,390      218,000        54,000         --            --

 ----------------------------------------------------------------------------------------------------------



--------------

  (1) We determined the value of unexercised in-the-money options as of September 30, 2005 by taking the difference between the fair market value of a share of our common stock on September 30, 2005 ($29.38) and the option exercise price of the applicable in-the-money option grant multiplied by the number of shares underlying those options as of that date.

EXECUTIVE OFFICER DEPOSIT SHARE PLAN

     Our executive officers are eligible to participate in the Executive Officer Deposit Share Plan that our board of directors adopted in March 2000. Under this plan, our executive officers are entitled to use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit ("deposit shares"), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant ("award shares"). If the participant is employed by us on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Seven individuals currently participate in the deposit share plan, and 18,303 shares (including award shares) are currently on deposit under that plan for all executive officers. Of the named executive officers, Mr. Noglows, Mr. Johnson, Ms. Bernstein, and Mr. Pike participate with (i) 3,447, (ii) 1,912, (iii) 386, and (iv) 341 respective deposit shares and (i) 1,723, (ii) 956, (iii) 192, and (iv) 170 respective award shares on deposit under the plan.

EMPLOYMENT, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL AGREEMENTS

     On November 2, 2003, we entered into an employment agreement with Mr. Noglows to become our Chairman, President and Chief Executive Officer. This employment agreement is available as Exhibit 10.38 to our Form 10-Q filed on February 12, 2004. Pursuant to this employment agreement, among other terms, we agreed to pay Mr. Noglows an annual base salary of $450,000 and a cash bonus for fiscal year 2004 that would not be less than $160,000, following the end of fiscal year 2004. Additionally, we granted Mr. Noglows an option to purchase 250,000 shares of our common stock with an exercise price of $55.37, vesting in four equal annual installments on each subsequent anniversary of November 3, 2003, and an expiration of November 3, 2013 (as described in greater detail above, to address certain new accounting rules, on September 27, 2004, the compensation committee accelerated the vesting to September 1, 2005 of all options granted previously to all employees, including executive officers and directors, with an option price of less than $34.65, which action accelerated the vesting to September 1, 2005 of 187,500 of the options subject to this grant to Mr. Noglows). We also have agreed to provide Mr. Noglows with certain relocation and other reimbursements, to allow Mr. Noglows to utilize first-class air travel while he is employed by us, and if we terminate his employment without cause, to pay Mr. Noglows one year's base salary and to allow any options that would vest during such period to vest during such time.

     In addition to our agreement with Mr. Noglows, we have entered into an employment agreement with Clifford L. Spiro, our Vice President of Research and Development, under which we would be obligated to pay him one year's base salary if we terminate his employment without cause. We also had entered into an agreement with Victoria J. Brush, our Vice President of Human Resources, under which we would have been obligated to pay her nine months' base salary if we had terminated her employment without cause within the first nine months of her employment prior to May 2, 2005. Ms. Brush still serves as our Vice President of Human Resources and thus, we no longer have any obligation under this agreement. We have not entered into any employment or termination of employment agreements with any of our other named executive officers or other executive officers, with the exception of a standard employment agreement as prescribed by French law for our one executive officer in France.

     As of November 3, 2005, Matthew Neville, who had resigned from our board of directors and as our Chairman, President and Chief Executive Officer on November 3, 2003, and with whom we had entered into an Employment and Transition Agreement as of such date that provided for the continuation of his employment with us until November 3, 2005, ceased to be an employee of our company. This agreement is available as Exhibit 10.37 to our Form 10-Q filed on February 12, 2004. In consideration of Mr. Neville's having continued to provide advice to the then new leadership of our company and of the other terms of the agreement, including those relating to non-competition, confidentiality, and a general release from claims, we had paid Mr. Neville a bonus of $300,000 for fiscal year 2003 and his annual base salary of $400,000 for the remainder of his employment with us. As part of the agreement, Mr. Neville's Change in Control Severance Protection Agreement, which contained terms similar to those described for Mr. Noglows below, terminated on November 3, 2003, and subject to its terms, all provisions ceased as of November 3, 2004. We also agreed to continue to provide certain benefits available to all employees according to their standard terms for the remainder of his employment with us to the extent we still made such benefits available to all other employees, pay his COBRA premiums for the COBRA period following his termination of employment, and agreed to make certain non-material reimbursements, such as a one-time reimbursement for certain attorneys' fees and airline club membership. Pursuant to the agreement, Mr. Neville was not eligible for and did not receive any salary increases, bonus awards or stock option awards for or during fiscal years 2004 or 2005 or otherwise; pursuant to the terms of his stock option grant agreements, upon the termination of his employment, Mr. Neville forfeited any non-vested stock options and all of Mr. Neville's vested stock options expired unexercised as of December 3, 2005.

     We have entered into Change in Control Severance Protection Agreements ("change in control agreements") with each of our named executive officers. The form of change in control agreements is available as Exhibit 10.23 to our Form 10-K filed on December 28, 2000. Under the change in control agreements, each executive whose employment with us terminates, other than for cause, disability, death or certain other specified reasons, within two years (in the case of Mr. Johnson, Mr. Weisman, Ms. Bernstein and Mr. Pike) or three years (in the case of Mr. Noglows) after a "change in control" of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes:

     - accrued and unpaid compensation including: base salary, reimbursement for reasonable and necessary expenses incurred by the executive on our behalf through the date of termination, vacation pay and bonuses and incentive compensation;

     - a pro-rated bonus (based on the target bonus amount for the fiscal year in which the change of control or termination occurs or the highest bonus paid to the executive in the three fiscal years preceding the fiscal year in which change of control occurs, whichever is higher);

     - two times (in the case of Mr. Johnson, Mr. Weisman, Ms. Bernstein and Mr.
       Pike) or three times (in the case of Mr. Noglows), the executive's annual cash compensation (salary plus bonus plus an amount equal to the contributions made or credited by us under all employee retirement plans for the benefit of the executive for the most recently completed plan year of each such plan (e.g., the 401(k) Plan and Supplemental Plan));

     - health and welfare benefits (consistent with health and welfare benefits available to all employees for which they had been eligible prior to their termination) for 24 months (in the case of Mr. Johnson, Mr. Weisman, Ms. Bernstein and Mr. Pike) or 36 months (in the case of Mr. Noglows) following the executive's termination date;

     - payment or reimbursement for the costs, fees and expense of outplacement assistance services, up to a maximum of fifteen percent of the executive's annual base salary; and

     - a full "gross-up payment" of any and all excise taxes assessed on amounts received under the change in control agreements, as well as all other taxes that may become due as a result of the gross-up payment.

     We also have similar change in control severance protection agreements providing for two times severance benefits in place with our other executive officers. Under the change in control agreements, all amounts accrued or awarded to the executives under any incentive compensation or benefit plan, including options and restricted stock granted under the 2000 Equity Incentive Plan, will immediately vest on each executive's respective termination date.

STANDARD EMPLOYEE BENEFITS

     We have adopted various employee benefit plans and arrangements for the purpose of providing compensation and employee benefits to our employees, including our executive officers. In general, the same terms apply to all of our employees, including our executive officers. These plans and arrangements include the 2000 Equity Incentive Plan, an employee stock purchase plan, the 401(k) Plan, and Supplemental Plan.

CEO COMPENSATION SUMMARY TABLE

     The following table sets forth components, and the total value, of certain compensation earned by Mr. Noglows, our Chief Executive Officer, in fiscal year 2005 and 2004, based on amounts that are included in the Summary Compensation Table, the Option Grants in Last Fiscal Year table or otherwise described in this Proxy Statement. Amounts ultimately realized by Mr. Noglows will depend on a variety of factors, including the length of his employment with us in relation to the vesting schedules of his stock options and restricted stock and the price of our common stock in the future, and may be substantially different from the values shown below.


COMPONENT                                            FISCAL YEAR 2005      FISCAL YEAR 2004
---------                                          --------------------  --------------------



Base Salary.......................................             $487,500              $412,500
Annual Incentive/Cash Bonus Amount Earned.........             $275,000              $425,000
Stock Options(1)
  Number granted..................................              250,000               250,000(2)
  Exercise price..................................               $37.78                $55.37
                                                         Equally over 4
  Vesting.........................................                years            All vested(2)
  Expiration......................................    December 10, 2014      November 3, 2013
  Grant date present value........................           $5,698,075(3)         $8,405,000(4)
Restricted Stock(5)
  Number granted..................................                1,296                  None
  Vesting.........................................    December 22, 2007                   n/a
  Grant date present value........................              $49,974                   n/a
Performance Shares................................                 None                  None
Deferred Compensation
  Tax-qualified 401(k) savings plan contributions
     (as applicable to all employees).............              $18,900               $21,450
  Accruals under our non-qualified supplemental
     savings plan (as applicable to all
     employees)...................................              $28,100                $5,300
Supplemental Retirement Benefit...................                 None                  None
Executive Perquisites
  Basic life insurance and accidental death and
     dismemberment insurance coverage (as
     applicable to all employees).................                 $616                  $564
  Airline club membership fees....................                 $250                  $300
  Business eating club initiation fee.............                  n/a                $8,500
  Business eating club membership fees............               $4,130                  $975
  Relocation expenses and taxes on relocation
     expenses.....................................                  n/a              $306,426
  Attorneys' fees for employment agreement........                  n/a                $2,564
  Financial planning fees.........................               $9,165                   n/a
Severance
  Estimated payout amounts for cash, equity and
     benefits under termination for cause.........                 None                  None
  Estimated payout amounts for cash, equity and
     benefits under termination without cause not
     involving a change in control(6)(7)..........             $500,000              $450,000
Post Retirement Package...........................                 None                  None
Estimated total of base salary, annual cash
  bonus,grant date present value of stock options
  and restricted stock, deferred compensation, and
  executive perquisites...........................           $6,571,710            $9,588,579


--------------

  (1) This table does not include 125,000 options granted to Mr. Noglows on December 9, 2005, with an exercise price of $30.51, vesting equally over 4 years, expiring on December 9, 2015, and with a grant date present value of $2,223,564, estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 56%; risk free rate of return: 4.5%; annualized dividend yield: 0.0%; and expected time until exercise: 6.25 years.

  (2) Granted as of Mr. Noglows' date of hire pursuant to his employment agreement. These options vested as of September 1, 2005 pursuant to accelerated vesting applicable to all employees as described elsewhere in this Proxy Statement. See "EXECUTIVE COMPENSATION -- Options Grants."

  (3) Estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 70%; risk free rate of return: 3.5%; annualized dividend yield: 0.0%; and expected time until exercise: 5.0 years.

  (4) Estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 71%; risk free rate of return: 3.3%; annualized dividend yield: 0.0%; and expected time until exercise: 5.0 years.

  (5) Includes award share grants equal to 50% of the shares purchased and deposited by Mr. Noglows under our Executive Officer Deposit Share Plan, which is applicable to all participating executives. Vesting occurs only if underlying deposit shares remain on deposit until the third anniversary of the date of the deposit. The grant date present value is estimated using the closing price of our common stock as of December 22, 2004 of $38.56 per share. These amounts do not include an award share grant to Mr. Noglows for 427 shares made on December 21, 2005 pursuant to our Executive Officer Deposit Share Plan that vests on December 21, 2008, assuming the underlying deposit shares have remained on deposit until such time.

  (6) Upon termination without cause not involving a change in control, Mr. Noglows is entitled to one year's base salary (calculated for the purposes of this table as of the end of each respective fiscal year) and the continued vesting of his options according to pre-existing vesting schedules during the one-year period after termination.

  (7) This table does not include a description of the Change in Control Severance Protection Agreement between Mr. Noglows and us described elsewhere in this Proxy Statement. See "EXECUTIVE
      COMPENSATION -- Employment, Termination of Employment, and Change in Control Agreements."

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

     General. Our executive compensation program is administered by the compensation committee of the board of directors, which is composed solely of independent directors. The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website at www.cabotcmp.com. The compensation committee reviews and reassesses the adequacy of the compensation committee charter on an annual basis. The compensation committee is responsible for determining the level of compensation paid to our chairman, president and chief executive officer and our other executive officers, and determining awards under and administering the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan ("2000 Equity Incentive Plan"). The compensation committee is also responsible for reviewing and establishing all other executive compensation plans that we may adopt from time to time.

     During and for fiscal year 2005, the compensation committee made all decisions pertaining to the compensation of our Chairman, President and Chief Executive Officer, Mr. William P. Noglows, our named executive officers and our other executive officers. The compensation committee also reviewed and approved the methodology used for compensation of our general employee population. The compensation committee, which was established in April 2000 concurrent with the completion of our IPO, has made all decisions pertaining to the compensation of our executive officers since its creation.

     Compensation Policy and Overall Objectives. In determining the amount and composition of executive compensation, the committee's goal is to provide compensation that will enable us to attract and retain talented executives, align compensation with business objectives and performance, and link the interests of our executives to the interests of our stockholders. In general, executive officers, including our Chairman, President and Chief Executive Officer, are eligible for, and participate in, our compensation and benefits programs according to the same general terms as those available to all of our employees. For example, the terms and conditions of our annual stock option grants under the 2000 Equity Incentive Plan are the same for our executive officers as they are for our employees. Similarly, the health and welfare benefit programs are the same for all of our employees, including our executive officers; executive officers participate in the same 401(k) Plan and Supplemental Plan, according to the same terms, as all of our employees. Aside from the change-in-control severance protection agreements with our named executive officers and other executive officers, and employment agreements with Mr. Noglows and Dr. Spiro, all of which are described in greater detail in the "Executive Compensation" section above, we do not have post-termination of service agreements with our other executive officers.

     The compensation committee believes that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team. Our market for compensation comparison purposes is comprised of a group of companies that develop, manufacture, supply or use semiconductor products and processes, as well as companies that have similar sales volumes, market capitalizations, employment levels, and geographic presence. In evaluating this comparison group for compensation purposes, the compensation committee, in consultation with outside advisors hired by the committee, exercises its discretion and makes its judgment after considering all relevant factors.

     The key elements of our executive compensation program are base salary, annual bonuses and long-term incentives. Each of these is addressed separately below. In determining compensation, the compensation committee considers all elements of an executive's total compensation package, including change in control arrangements, participation in savings plans and other benefits.

     Base Salaries. The compensation committee regularly reviews each executive officer's base salary. Base salaries for executive officers are initially determined by evaluating the executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices, with particular reference to the comparison group of companies. Increases to base salaries are driven primarily by performance, and evaluated based on sustained levels of contribution to the company in the context of its performance-based management process. In the past several years, depending on the level of performance of the company and each executive officer, this generally has meant base salaries in the 50th to 75th percentile of the salary ranges of similarly positioned executives in the comparison group of companies.

     The factors impacting base salary levels are not assigned specific weights. Rather, the compensation committee reviews all of the factors and makes base pay determinations that reflect the compensation committee's analysis of the aggregate impact of these factors.

     Annual Bonuses. All of the company's employees are eligible to participate in the company's cash bonus program, with executive officer bonuses, if any, determined by the compensation committee. The compensation committee believes that a cash bonus program allows us to communicate specific goals that are of primary importance during each year and motivates executives to achieve these goals.

     Each year, the compensation committee and Board of Directors establish specific performance goals in accordance with the performance-based management process, the achievement of which determines the funding of the bonus pool, which is approved by the committee for all employees, including executive officers. In turn, the size of the bonus pool determines the amount of the relative awards to participants. Accordingly, executives' opportunities to earn bonuses correspond to the degree to which the pre-established goals are achieved.

     Actual payouts for bonus awards are determined by the level of performance of the company and each executive officer, and may be higher or lower than the established target level depending upon performance relative to the pre-established goals. The compensation committee, in consultation with its outside advisors, has established bonus award targets for each executive by evaluating factors such as external pay practices, with particular reference to the comparison group of companies. In the past several years this generally has meant a bonus award target for our executives in the 50th to 75th percentile of the bonus range of similarly positioned executives in the comparison group of companies.

     In December, 2004, the Board of Directors and compensation committee established the performance goals upon which annual bonus awards for services rendered in fiscal year 2005 by our Chairman, President and Chief Executive Officer, our other named executive officers, our other executive officers, and all employees would be based. Upon completion of the fiscal year, the compensation committee, using its discretion, evaluated the performance of our executive officers in light of the pre-established performance goals and the levels of attainment of the indicated goals by the company, as well as the attainment of individual performance objectives, by each executive officer, and determined the amount of the bonus award to be paid to each such executive. The performance goals for fiscal year 2005 established by the compensation committee for these executives included: financial goals that include a specified dollar amount of revenue, gross margin as a percentage of revenue, earnings per share, and cost of goods sold as a percentage of revenue; quality and customer relationship goals that include certain customer satisfaction measures; research and development goals that include development and advancement of certain products and applications; and, certain organizational goals.

     In December, 2005, the Board and the compensation committee approved the performance goals upon which cash bonus awards that may be paid to our executive officers and other employees under our cash bonus program for fiscal year 2006 are intended to be based. The performance goals for fiscal year 2006 are: financial goals that include earnings per share, gross margin as a percentage of revenue, and various growth objectives; certain productivity, quality and customer satisfaction goals; research and development goals that include development and advancement of certain products and applications; and, certain new business initiatives. Any cash bonus award amounts pursuant to the cash bonus program will be determined for each participant based on levels of attainment of the indicated goals by the company, as well as the attainment of individual performance objectives, as assessed by the compensation committee, using its discretion.

     Long-Term Incentives. Long-term incentives are provided to executives pursuant to the 2000 Equity Incentive Plan. The compensation committee believes that equity-based compensation is an essential element in our overall compensation scheme. Equity-based compensation is emphasized in the design of our executive compensation program because it involves at-risk components of pay which directly link executives' interests with those of our stockholders.

     Initial or "new-hire" options and restricted stock may be granted to executive officers when they join the company. Thereafter, options and restricted stock may be granted to each executive officer annually and from time to time based on performance. To enhance retention, options and restricted stock granted to executive officers are subject to vesting restrictions that generally lapse over a four-year period.

     When determining awards under the 2000 Equity Incentive Plan, the compensation committee considers the company's and individual's performance in the prior year, the executives' levels of responsibility, prior experience and years of service, historical award data and compensation practices at the comparison group of companies. In determining award sizes, the compensation committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis.

     Our executive officers are also eligible to participate in the Executive Officer Deposit Share Plan. See "EXECUTIVE COMPENSATION -- Executive Officer Deposit Share Plan," above.

     CEO Compensation. When Mr. Noglows joined our company in fiscal year 2004, the compensation committee, in consultation with outside advisors hired by the committee, used the executive compensation practices described above to determine the terms of Mr. Noglows' employment offer and initial compensation, comprised of base salary, cash bonus and equity-based compensation elements, which are part of Mr. Noglows' employment agreement with our company, as described in greater detail in the section entitled "Executive Compensation" above. As part of the agreement and his joining the company, Mr. Noglows also entered into a change-in-control severance protection agreement and became eligible for the reimbursement of certain relocation and other expenses, all of which are described in greater detail in the section entitled "Executive Compensation" above.

     Upon completion of fiscal year 2005, the compensation committee, in consultation with outside advisors hired by the committee, used the executive compensation practices described above, including the performance goals established by the committee, to determine Mr. Noglows' compensation, composed of a cash bonus for fiscal year 2005, a non-qualified stock option grant in December, 2005 as part of the annual grant cycle for which all employees were eligible, and a salary increase effective on January 1, 2006. In addition, in setting both the cash-based and equity-based elements of Mr. Noglows' compensation, the compensation committee made an overall assessment of Mr. Noglows' leadership in achieving the company's long-term and short-term strategic, operational and business goals. In addition to these factors, Mr. Noglows' bonus award for fiscal year 2005, which was less than the bonus award that he earned for fiscal year 2004, reflected the company's performance against certain financial and other objectives in fiscal year 2005, and the aspects of the overall pre-established goals for fiscal year 2005 that were met, as assessed by the compensation committee, using its discretion. Based upon all of these criteria, the compensation committee awarded Mr. Noglows $275,000 as a cash bonus for fiscal year 2005, which together with his $500,000 annual base salary effective as of January 1, 2005 ($487,500 paid during fiscal year 2005), resulted in total cash compensation to Mr. Noglows for fiscal year 2005 of $762,500; this was $75,000 less than the $837,500 in total cash compensation that Mr. Noglows received for fiscal year 2004. The committee also set Mr. Noglows' base salary, effective January 1, 2006, at $520,000. In addition, on December 9, 2005, the compensation committee awarded Mr. Noglows equity-based compensation in the form of stock options to purchase an aggregate of 125,000 shares of the company's common stock that vest in equal increments upon each anniversary over four years and have a term of ten years that expires December 9, 2015, at an exercise price of $30.51. Aside from the number of options granted, the terms and conditions of this option grant are the same as those for grants made to our other employees, including those that provide that any options that are not vested at the time of termination of employment are forfeited.

     The compensation committee and the Board of Directors reviews on a periodic basis the hypothetical costs to the company of Mr. Noglows' change-in-control severance protection agreement, and those of the company's other executive officers and key employees who have such agreements.

     Internal Revenue Code Section 162(m). As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to our company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. For these and other reasons, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. At our annual meeting of stockholders held in March, 2004, our 2000 Equity Incentive Plan was submitted to our stockholders for approval, and our stockholders approved the plan. The 2000 Equity Incentive Plan's predecessor plan, the Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, previously had been approved by our stockholders in March, 2001. The 2000 Equity Incentive Plan is intended to qualify certain compensation awarded under that plan for tax deductibility under Section 162(m).

     Respectfully submitted by the compensation committee,

                             Robert J. Birgeneau(1)
                               John P. Frazee, Jr.
                         H. Laurance Fuller, Chairman(2)
                               Edward J. Mooney(1)
                               Albert Y. C. Yu(1)

(1) Member effective March 2005.
(2) Chairman effective March 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification

     Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our by-laws and agree to maintain directors' and officers' liability insurance on their behalf.

Option Agreement Amendments

     Mr. Skates decided not to stand for re-election to the Board of Directors at last year's annual meeting on March 8, 2005. Accordingly, his term as a director expired on the annual meeting date of March 8, 2005. Because last year's annual meeting date, and Mr. Skates' termination of service date, occurred one, two, three and four days, respectively, ahead of the anniversary of prior annual meeting dates and the dates upon which a total of 8,125 options of Mr. Skates' options would otherwise vest, on January 17, 2005, pursuant to the approval of the board of directors and the nominating and corporate governance committee of the board, we amended four option grant agreements between Mr. Skates and our company related to 8,125 options to accelerate the vesting of these options to March 8, 2005 that would have otherwise vested on March 9, March 11, March 12 and March 13, 2005. At the time of the amendment, all accelerated options had an option price greater than the fair market value of the shares of the company. All other unvested options terminated upon his termination of service.

     Due to Mr. Enriquez-Cabot's resignation, his termination of service date was March 10, 2005, which occurred one, two, and three days, respectively, ahead of the dates upon which a total of 5,625 options of Mr. Enriquez-Cabot's options would otherwise vest. As a result, on January 29, 2005, pursuant to approval of the board and the nominating and corporate governance committee of the board, we amended three option grant agreements between Mr. Enriquez-Cabot and our company to accelerate the vesting of these 5,625 options to March 10, 2005 that would otherwise have vested on March 11, March 12 and March 13, 2005, in the event of his resignation as of such date. At the time of the amendment, all accelerated options had an option price greater than the fair market value of the shares of the company. All other unvested options terminated upon his termination of service.

                                PERFORMANCE GRAPH

     The following graph illustrates the cumulative total stockholder return on our common stock during the period from September 30, 2000 through September 30, 2005 and compares it with the cumulative total return on the NASDAQ Stock Market Index and the Philadelphia Semiconductor Index. The comparison assumes $100 was invested on September 30, 2000 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG CABOT MICROELECTRONICS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE PHILADELPHIA SEMICONDUCTOR INDEX

                                      graph


                                                                   CUMULATIVE TOTAL RETURNS
                                 -------------------------------------------------------------------------------------------
                                  9/00     12/00    3/01    6/01     9/01     12/01    3/02     6/02    9/02   12/02    3/03
                                 ------   ------   -----   ------   ------   ------   ------   -----   -----   -----   -----



Cabot Microelectronics
  Corporation.................   100.00   108.20   92.19   129.17   100.65   165.10   140.94   89.92   77.58   98.33   87.38
Nasdaq Stock Market (U.S.)....   100.00    67.92   49.54    59.06    40.72    53.57    51.20   41.09   32.86   37.77   38.04
Philadelphia Semiconductor....   100.00    75.82   71.77    77.67    49.77    79.07    88.60   58.61   34.24   39.01   39.47




                                                                   CUMULATIVE TOTAL RETURNS
                                       --------------------------------------------------------------------------------
                                        6/03     9/03     12/03    3/04    6/04    9/04   12/04    3/05    6/05    9/05
                                       ------   ------   ------   -----   -----   -----   -----   -----   -----   -----



Cabot Microelectronics Corporation..   105.06   115.90   102.08   87.77   63.77   75.52   83.48   65.38   60.40   61.21
Nasdaq Stock Market (U.S.)..........    45.81    50.65    56.48   56.11   57.77   53.68   61.54   56.38   58.23   60.97
Philadelphia Semiconductor..........    51.72    62.83    68.98   65.40   62.71   50.47   58.37   57.52   63.27   63.19


--------

* $100 invested on 9/30/00 in stock or index -- including reinvestment of dividends.
     Fiscal year ending September 30.

                       2007 ANNUAL MEETING OF STOCKHOLDERS

     The 2007 annual meeting of stockholders is presently scheduled to be held on Tuesday, March 6, 2007. Any proposals of stockholders intended for inclusion in the proxy statement for our 2007 annual meeting of stockholders must be received by the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504, by Wednesday, September 27, 2006. If a stockholder of the company intends to present a proposal at the 2007 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our by-laws. Those provisions require that such proposal must be received by our Secretary at 870 North Commons Drive, Aurora, Illinois 60504, not earlier than Wednesday, November 8, 2006 and not later than Friday, December 8, 2006. Subject to certain exceptions set forth in our by-laws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

                        "HOUSEHOLDING" OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means additional convenience for stockholders and cost savings for companies.

     A number of brokers with accountholders who are stockholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise.

     Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

                   VOTING THROUGH THE INTERNET OR BY TELEPHONE

     Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Those of our stockholders with shares registered directly with Computershare, our transfer agent, may vote telephonically by calling Computershare at (877) 779-8683, or may vote through the Internet at the following address on the World Wide Web:

     www.eproxyvote.com/ccmp

CABOT MICROELECTRONICS LOGO

                                                                      APPENDIX A

                       CABOT MICROELECTRONICS CORPORATION
                             AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cabot Microelectronics Corporation (the "Company") is to oversee the Company's accounting and financial reporting processes and the audit of its financial statements. The Committee is responsible for overseeing the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's independent public accountants responsible for the annual audit and quarterly reviews of the Company's financial statements ("independent auditor"). In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditor, the senior and financial management of the Company, and with any employees of the Company or other individuals who desire to bring accounting, internal accounting controls, auditing, or other matters to the Committee's attention.

     In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the independent auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by officers of employees or by outside experts such as the independent auditor.

MEMBERSHIP

     The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" and other requirements of relevant law, including rules adopted by the Securities and Exchange Commission ("SEC"), and the Nasdaq Stock Market ("Nasdaq"). At least one member of the Committee shall satisfy the "financial expert" requirements of relevant law, including rules adopted by the SEC, and Nasdaq. Each member of the Committee shall be able to read and understand financial statements at the time of his or her appointment.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The Chair of the Committee shall be appointed by the Board by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. Members of the Committee may participate telephonically in any meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

     3. The Committee shall meet as frequently as the Committee in its discretion deems desirable.

     4. The Committee may, in its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, outside counsel, the senior internal audit manager and other personnel employed or retained by the Company, the Board or the Committee. The Committee shall meet periodically and as it deems appropriate with the independent auditor or the senior internal audit manager, internal audit service provider, outside counsel or other advisors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence, and also shall meet periodically and as it deems appropriate in separate executive sessions with the Company's management.

     5. The Committee may, in its discretion, retain and utilize the services of the Company's regular corporate legal counsel with respect to legal matters or its other advisors with respect to other matters or, at its discretion, retain other legal counsel or other advisors if it determines that such counsel or advice is necessary or appropriate under the circumstances.

     6. The Committee shall have its own funding from the Company to pay for the services of the Company's independent auditors and any legal counsel or other advisors that are retained by the Committee.

     7. The Secretary and General Counsel of the Company shall serve as Secretary of the Committee.

RESPONSIBILITIES

  Independent Auditor

     8. The Committee has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company's independent auditor, as well as for resolving any disagreements between the independent auditors and management. The Committee shall only retain as independent auditor a firm, including representatives of the firm responsible for the Company's audit, that meets the requirements of relevant law, the Public Accounting Oversight Board, the SEC and Nasdaq. The independent auditor shall be ultimately accountable to the Committee for all matters, including the audit of the Company's annual financial statements and related services. The Committee shall select, appoint and periodically evaluate the performance of the independent auditor and, if necessary, replace the independent auditor. At the discretion of the Committee or to the extent required by relevant law, Nasdaq or the SEC, the Committee shall recommend to the Board the nomination of the independent auditor for stockholder approval at any meeting of stockholders.

     9. The Committee shall pre-approve the fees to be paid to the independent (or other) auditor(s) and any other terms of the engagement of the independent (or other) auditor for any and all services (whether auditing services, audit-related services, internal control-related services, tax services or permitted non-audit services), to be provided by the independent (or other) auditor, in advance of such services being provided. The Committee may delegate such pre-approval of services to the Committee Chair, and the Committee Chair shall provide subsequent notification to the Committee of any such pre-approval at the next scheduled meeting of the Committee.

     10. The Committee shall receive from the independent auditor and review, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

  Annual Audit

     11. The Committee shall meet with the independent auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     12. The Committee shall review and discuss the audited financial statements with the management of the Company.

     13. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements;
(ii) the effect of significant and critical accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     14. The Committee shall, based on the review and discussions in paragraphs 11 and 12 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 9 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

     15. The Committee shall review and discuss with management, including the senior internal audit manager and provider of internal audit services, and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Review

     16. The independent auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the independent auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

  Internal Controls

     17. The Committee shall discuss with the independent auditor and the senior internal audit manager, as well as management, at least quarterly, the adequacy and effectiveness of the accounting, financial and internal controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     18. The Committee shall discuss with the independent auditor and with management any material written communications between the independent auditor and management, including any management letter provided by the independent auditor (or other auditor) and any other significant matters brought to the attention of the Committee by the independent auditor (or other auditor) as a result of its annual or other audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor.

     19. The Committee shall meet with the Company's Chief Executive Officer, Chief Financial Officer, and other Company management as appropriate and as required by relevant law, including rules adopted by the SEC and Nasdaq, on a regular basis to discuss the Company's internal controls structure and procedures and status, and disclosure controls and procedures and status.

  Internal Audit

     20. The Committee shall review and preapprove the selection of the Company's senior internal audit manager. The Committee shall review and preapprove the selection of the Company's provider of internal audit services (if any). The Chair may represent the entire Committee for purposes of these matters.

     21. The Committee shall discuss at least quarterly with the senior internal audit manager and provider of internal audit services the activities and organizational structure of the Company's internal audit function and the qualification of the primary personnel performing such function.

     22. Management shall furnish to the Committee a copy of each internal audit report.

     23. The Committee shall, at its discretion, meet with the senior internal audit manager and provider of internal audit services to discuss any reports or any other matters brought to the attention of the Committee by the senior internal audit manager.

     24. The senior internal audit manager and provider of internal audit services shall be granted unfettered access to the Committee.

  Other Responsibilities

     25. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     26. The Committee shall review and assess the Committee's fulfillment of its responsibilities pursuant to the Committee's charter at least annually and submit its conclusions in this regard to the Board for its consideration.

     27. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the SEC.

     28. The Committee shall establish procedures in compliance with requirements of relevant law, including rules adopted by the SEC, and Nasdaq, for addressing matters and complaints brought to the Committee's attention by employees of the Company or other individuals regarding accounting, internal accounting controls, auditing, or other matters, and shall ensure that such complaints brought by employees are treated confidentially and anonymously to the extent required by law.

     29. The Committee shall be responsible for receiving, dealing with, and responding to legal compliance reports relating to actual or alleged material violations of the securities laws, material breaches of fiduciary duties, or similar material violations.

     30. The Committee shall review and approve any related party transaction in advance of the Company's entering into any such related party transaction, and shall subsequently inform the Board of any such approval.

     31. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least following its regularly scheduled meetings, to the full Board regarding the Committee's actions and recommendations, if any.

CABOT MICROELECTRONICS LOGO

                                                                      APPENDIX B

                       CABOT MICROELECTRONICS CORPORATION

         AUDIT COMMITTEE PRE-APPROVAL POLICY FOR SERVICES TO BE PROVIDED
                             BY INDEPENDENT AUDITOR

     The Audit Committee (the "Committee") of Cabot Microelectronics Corporation (the "Corporation") has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company's independent auditor, as well as for resolving any disagreements between the independent auditors and management. Pursuant to the Committee's Charter, the Committee is required to pre-approve the audit and non-audit services performed by the Corporation's independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Each type of service provided by the independent auditor will require specific pre-approval at a particular fee level by the Committee.

     The Committee, through the Controller of the Corporation or another designated individual, will maintain a list of the Audit, Audit-related, Tax and All Other services that have been pre-approved by the Committee as of the particular date of the relevant list (the "List"), and will revise the list periodically, based on subsequent determinations of the Committee. The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the Committee specifically provides for a different period.

I.  DELEGATION

     The Committee has delegated pre-approval authority to the Chairman of the Committee, and may delegate such pre-approval authority to others members of the Committee. The Chairman will report any pre-approval decisions to the Committee no later than at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.  AUDIT SERVICES

     The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.

     In addition to the annual Audit services engagement approved by the Committee, the Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide and such Audit services will be placed on the List. All other Audit services not on the List must be separately pre-approved by the Committee.

III.  AUDIT-RELATED SERVICES

     Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's financial statements and that are traditionally performed by the independent auditor. The Committee believes that the provision of Audit-related services does not impair the independence of the auditor. The List will contain the pre-approved Audit-related services. All other Audit-related services not on the List, and all internal control-related services, must be separately pre-approved by the Committee.

IV.  TAX SERVICES

     The Committee believes that the independent auditor can provide Tax services to the Corporation such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The List will contain those Tax services that the Committee has pre-approved. All other Tax services not on the List must be separately pre-approved by the Committee.

V.  ALL OTHER SERVICES

     The Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The List will contain All Other services that the Committee has pre-approved. Permissible All Other services not on the List must be separately pre-approved by the Committee.

     A list of the Security and Exchange Commission's (SEC's) prohibited non-audit services is attached to this policy as Exhibit 1. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VI.  PRE-APPROVAL FEE LEVELS

     At the time of pre-approval of services to be provided by the independent auditor, the Committee will establish an approved fee level for such services. Any increase in the fee level for such services will require additional specific pre-approval by the Committee.

VII.  SUPPORTING DOCUMENTATION

     With respect to each proposed pre-approved service, the Committee will be provided with detailed back-up documentation, regarding the specific services to be provided.

VIII.  PROCEDURES

     Requests to provide services will be submitted to the Committee by both the independent auditor and the Corporation's Chief Financial Officer, Treasurer, Controller, or other designated officer, and each will state whether, in their view, the request is consistent with the SEC's rules on auditor independence.

                                                                       EXHIBIT 1

                          PROHIBITED NON-AUDIT SERVICES

Bookkeeping or other services related to the accounting records or financial statements of the audit client*

Financial information systems design and implementation

Appraisal or valuation services*, fairness opinions or contribution-in-kind reports

Actuarial services*

Internal audit outsourcing services*

Management functions

Human resources

Broker-dealer, investment adviser or investment banking services

Legal services

Expert services unrelated to the audit

(* may be allowed in limited circumstances if reasonable to conclude that the results of these services will not be subject to audit procedures; check relevant SEC rules)

                                                                      1995-PS-06

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                                      PROXY

                       CABOT MICROELECTRONICS CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - MARCH 7, 2006
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the "Company"), hereby appoints William P. Noglows and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, March 7, 2006 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.

Each of the above named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers of said proxies hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Annual Meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting.

IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS AND ANY OTHER MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.





SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                SIDE

CABOT MICROELECTRONICS
CORPORATION
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694


                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.



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
   VOTE-BY-INTERNET                                                     VOTE-BY-TELEPHONE

LOG ON TO THE INTERNET AND GO TO (COMPUTER GRAPHIC)       OR            CALL TOLL-FREE   (TELEPHONE GRAPHIC)
HTTP://WWW.EPROXYVOTE.COM/CCMP                                          1-877-PRX-VOTE (1-877-779-8683)




                    IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.




                                 DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


         PLEASE MARK
[X]      VOTES AS IN                                                                                                       1995
         THIS EXAMPLE.



OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW UNDER PROPOSAL 1
AND "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2006
UNDER PROPOSAL 2.


                                                                                                        FOR   AGAINST   ABSTAIN
1.  Approval of the election to the board of directors of      2.  Ratification of the selection of     [ ]     [ ]       [ ]
    (01) John P. Frazee, Jr., (02) William P. Noglows, and         PricewaterhouseCoopers LLP as the
    (03) Albert Y.C. Yu for terms expiring in 2009.                company's independent auditors for
                                                                   fiscal year 2006.


                FOR ALL                       WITHHOLD
          (EXCEPT AS MARKED      [ ]    [ ]   AUTHORITY
           TO THE CONTRARY)                   FOR ALL


   [ ]   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]
         ANY NOMINEE, MARK THE BOX ABOVE AND WRITE THAT
         NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.


                                                               THE persons named in this proxy also may vote, in their discretion, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.


                                                               PLEASE COMPLETE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                                                               ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.


                                                               IMPORTANT: Please date this proxy and sign exactly as your name appears on this proxy. If shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person.




Signature:____________________________  Date: __________________   Signature:____________________________  Date: __________________
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